Exhibit 10.7
COMPLETE ENERGY SERVICES, INC.
2003 STOCK INCENTIVE PLAN
ARTICLE I
PURPOSE
     The purpose of this COMPLETE ENERGY SERVICES, INC. 2003 STOCK INCENTIVE PLAN is to provide a means through which Complete Energy Services, Inc., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company or its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company or its Affiliates rest, and whose present and potential contributions to the Company or its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of this Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, this Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant or Director as provided herein.
ARTICLE II
DEFINITIONS
     The following definitions shall be applicable throughout this Plan unless specifically modified by any paragraph:
     (a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
     (b) “Award” means, individually or collectively, any Option or Restricted Stock Award.
     (c) “Board” means the Board of Directors of the Company.
     (d) “Code” means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
     (e) “Committee” means a committee of the Board that is selected by the Board as provided in Section 4.1.
     (f) “Common Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Article IX.
     (g) “Company” means Complete Energy Services, Inc., a Delaware corporation, or any successor thereto.
     (h) “Company Change” shall have the meaning assigned to such term in Section 9.3.
     (i) “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.
     (j) “Director” means an individual who is a member of the Board.
     (k) An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.
     (l) “Fair Market Value” means, as of any specified date, (i) the mean of the high and low sales prices of the Common Stock (A) reported by the National Market System of NASDAQ on that date, (B) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee) or, (C) in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported; or (ii) if the Common Stock is then traded over the counter, the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded; or (iii) if the Common Stock is not then publicly traded, the fair market value as determined in good faith by the Committee in such manner as it deems appropriate. Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock on the date of an initial public offering of Common Stock shall be the offering price under such initial public offering.
     (m) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.
     (n) “Option” means an Award granted under Article VII and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.
Complete Energy Services, Inc.
2003 Stock Incentive Plan

     (o) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.
     (p) “Participant” means an employee, Consultant, or Director who has been granted an Award.
     (q) “Plan” means this Complete Energy Services, Inc. 2003 Stock Incentive Plan, as amended from time to time.
     (r) “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.
     (s) “Restricted Stock Award” means an Award granted under Article VIII.
     (t) “Stock Appreciation Right” shall have the meaning assigned to such term in Section 7.4.
ARTICLE III
EFFECTIVE DATE AND DURATION OF THIS PLAN
     This Plan shall become effective upon the date of its adoption by the Board, provided this Plan is approved by the stockholders of the Company within 12 months thereafter. Notwithstanding any provision in this Plan, in any Option Agreement or in any Restricted Stock Agreement, no Option shall be exercisable and no Restricted Stock Award shall vest prior to such stockholder approval. No further Awards may be granted hereunder after 10 years from the date this Plan is adopted by the Board. This Plan shall remain in effect until all Options granted hereunder have been satisfied or expired, and all Restricted Stock Awards granted hereunder have vested or been forfeited.
ARTICLE IV
ADMINISTRATION
     Section 4.1 Composition of Committee. This Plan shall be administered by a committee of, and appointed by, the Board. In the absence of the Board’s appointment of a committee to administer this Plan, the Board shall serve as the Committee.
     Section 4.2 Powers. Subject to the express provisions hereof, the Committee shall have authority, in its discretion, to determine which employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, an Option that does not constitute an Incentive Stock Option or a Restricted Stock Award shall be granted, and the number of shares to be subject to each Option or Restricted Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.
Complete Energy Services, Inc.
2003 Stock Incentive Plan

     Section 4.3 Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions hereof. Subject to the express provisions hereof, this shall include the power to construe this Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to this Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.
ARTICLE V
SHARES SUBJECT TO THIS PLAN; GRANT OF AWARDS
     Section 5.1 Shares Subject to this Plan. Subject to adjustment in the same manner as provided in Article IX with respect to shares of Common Stock subject to Awards then outstanding, the aggregate number of shares of Common Stock that may be issued hereunder shall not exceed 15,000 shares, and the maximum number of shares of Common Stock for which the Options may be granted to any one Participant during a calendar year is 10,000. Shares shall be deemed to have been issued hereunder only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award hereunder.
     Section 5.2 Grant of Awards. The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in this Plan in accordance with the terms hereof.
     Section 5.3 Stock Offered. Subject to the limitations set forth in Section 5.1, the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination hereof shall cease to be subject to this Plan but, until termination hereof, the Company shall at all times make available a sufficient number of shares to meet the requirements hereof.
ARTICLE VI
ELIGIBILITY
     Awards may be granted only to persons who, at the time of grant, are employees, Consultants or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in this Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, or any combination thereof.
Complete Energy Services, Inc.
2003 Stock Incentive Plan

ARTICLE VII
STOCK OPTIONS
     Section 7.1 Option Period. The term of each Option shall be as specified by the Committee in the Option Agreement.
     Section 7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.
     Section 7.3 Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify such Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant or such Participant’s guardian or legal representative.
     Section 7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions hereof as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of such Participant’s (i) employment, (ii) consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to
Complete Energy Services, Inc.
2003 Stock Incentive Plan

purchase is surrendered over the option price therefor (“Stock Appreciation Rights”), on such terms and conditions as the Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the written consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions hereof (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).
     Section 7.5 Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that, subject to adjustment as provided in Article IX, (i) in the case of an Incentive Stock Option, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted and (ii) in the case of an Option that does not constitute an Incentive Stock Option, such purchase price shall not be less than 85% of the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed in the Option Agreement. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.
     Section 7.6 Stockholder Rights and Privileges. Each Participant shall be entitled to all the privileges and rights of a stockholder of the Company only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in such Participant’s name.
     Section 7.7 Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted hereunder from time to time in substitution for options held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.
ARTICLE VIII
RESTRICTED STOCK AWARDS
     Section 8.1 Forfeiture Restrictions To Be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award granted to a Participant shall be subject to restrictions on disposition by such Participant and an obligation of such Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). Unless otherwise provided in a Restricted Stock Agreement or any applicable stockholders agreement then in effect, the Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the
Complete Energy Services, Inc.
2003 Stock Incentive Plan

Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance targets established by the Committee, (ii) such Participant’s continued employment with the Company or an Affiliate or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.
     Section 8.2 Other Terms and Conditions. Common Stock awarded to a Participant pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of such Participant. Unless provided otherwise in a Restricted Stock Agreement, such Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) such Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock certificate until the Forfeiture Restrictions have expired, (iii) such Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Restricted Stock Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to such Restricted Stock Award, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with such Restricted Stock Award.
     Section 8.3 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
     Section 8.4 Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Section 8.4 may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.
     Section 8.5 Restricted Stock Agreements. At the time any Restricted Stock Award is made under this Article VIII, the Company and each Participant who receives a Restricted Stock Award shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the written consent of each Participant, the Committee may, in its sole
Complete Energy Services, Inc.
2003 Stock Incentive Plan

discretion, amend the outstanding Restricted Stock Agreements from time to time in any manner that is not inconsistent with the provisions hereof.
ARTICLE IX
RECAPITALIZATION OR REORGANIZATION
     Section 9.1 No Effect on Right or Power. Other than as expressly set forth in this Plan, an Option Agreement or a Restricted Stock Agreement, the existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any sale of all of the Common Stock of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
     Section 9.2 Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share. The purchase price per share resulting from such adjustment shall be rounded down to the nearest cent.
     Section 9.3 Recapitalizations and Company Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (each, a “recapitalization”), the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, such Participant had been the holder of record of the number of shares of Common Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity (other than SCF-IV, L.P. or its Affiliates or any other Affiliate of the Company), including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall
Complete Energy Services, Inc.
2003 Stock Incentive Plan

cease to constitute a majority of the Board (each such event is referred to herein as a “Company Change”), no later than (x) 10 days following the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (y) 30 days following a Company Change of the type described in clause (iv), the Committee, acting good faith without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among, but not within, classes and series of Participants and which may vary among, but not within, classes or series of securities underlying Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited, reasonable period of time on or before a specified date (before or after such Company Change) fixed in good faith by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all Participants holding selected classes or series of some or all of the outstanding Options held by such Participants (provided that in the event such Options are then exercisable, such Participant shall first have the option (of a period of no less than 30 days following the occurrence of the Company Change) to exercise such Option in accordance with its terms) as of a date after such Company Change, specified in good faith by the Committee, in which event the Committee shall thereupon cancel such Options and cause the Company to pay to each such Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value (as calculated in accordance with Section 9.4 below) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding and this Plan as the Committee in good faith deems appropriate to reflect such Company Change (provided, however, that the Committee may determine in good faith that no adjustment is necessary to Options then outstanding), including, without limitation, the Committee may adjust an Option to provide that the number and class or series of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation (a “Surviving Adjustment”) or other property (including, without limitation, cash) as determined by the Committee in good faith; provided, however, that notwithstanding this Article IX, if in the event the Company either (xx) the Company is not the surviving entity in a merger or consolidation (or survives only as a subsidiary of an entity) but more than 50% of the issued and outstanding equity securities of such surviving entity or parent, as the case may be, immediately following such merger or consolidation is owned by equity holders who were equity holders of the Company immediately preceding such merger or consolidation (or their Affiliates), or (yy) the Company sells, leases or exchanges all or substantially all of its assets to an Affiliate, then in either event, the Option shall be adjusted so that the Optionee shall be entitled, upon exercise of such Option, to the securities or other property Optionee would have received if Optionee had exercised such Option immediately prior to such merger or consolidation.
     Section 9.4 Change of Control Value. For the purposes of clause (2) in Section 9.3 above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale, lease or exchange of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer resulting in a Company Change, or (iii) if such Company Change
Complete Energy Services, Inc.
2003 Stock Incentive Plan

occurs other than pursuant to any transaction set forth in (i) and (ii) above, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined in good faith by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in Section 9.3 or this Section 9.4 consists of anything other than cash, the Committee shall determine in good faith the fair cash equivalent of such portion of the consideration offered.
     Section 9.5 Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Article IX, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee in good faith (within the same spirit and analogous parameters, to the extent reasonably possible, as set forth in this Article IX) as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock or upon the occurrence of any other event described in this Article IX, the aggregate number of shares available hereunder shall be appropriately adjusted in good faith by the Committee, whose determination shall be conclusive.
     Section 9.6 Stockholder Action. Any adjustment provided for in this Article IX shall be subject to any required stockholder action as provided in Article X.
     Section 9.7 No Adjustments unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
ARTICLE X
AMENDMENT AND TERMINATION OF THIS PLAN
     The Board in its discretion may terminate this Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend this Plan or any part thereof from time to time; provided that no change in this Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the written consent of such Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, amend this Plan to (a) increase the maximum aggregate number of shares that may be issued hereunder or (b) change the class of individuals eligible to receive Awards hereunder.
Complete Energy Services, Inc.
2003 Stock Incentive Plan

ARTICLE XI
MISCELLANEOUS
     Section 11.1 No Right To An Award. Neither the adoption of this Plan nor any action of the Board or of the Committee shall be deemed to give an employee, Consultant, or Director any right to be granted an Option, a right to a Restricted Stock Award, or any other rights hereunder except as may be evidenced by an Option Agreement or a Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.
     Section 11.2 No Employment/Membership Rights Conferred. Nothing contained in this Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in this Plan shall confer upon any Director any right with respect to continuation of membership on the Board.
     Section 11.3 Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted hereunder at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state, provincial and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available to the Company, after taking reasonable efforts, for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.
     Section 11.4 Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Section 7.3) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.
     Section 11.5 Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
Complete Energy Services, Inc.
2003 Stock Incentive Plan

     IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed by an officer thereunto duly authorized as of November 7, 2003, the date of its adoption by the Board.

COMPLETE ENERGY SERVICES, INC.
By:	/s/ Andrew L. Waite
	Name:	Andrew L. Waite
	Title:	President, Chief Executive Officer, and Secretary

Complete Energy Services, Inc.
2003 Stock Incentive Plan